UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2015

AGRITEK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-15673	20-8484256
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 1008, West Palm Beach, FL, 33401.
(Address of principal executive offices including zip code)

(Registrant’s telephone number, including area code): (561) 249-6511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Effective June 26, 2015, Agritek Holdings, Inc. (the “Company”) issued 1,000 shares of Class B Preferred Stock to Mr. B. Michael Friedman in settlement of $40,000 of accrued and unpaid fees Mr. Friedman previously earned for services provided to the Company.

The Company claims an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipient had access to similar documentation and information as would be required in a registration statement under the Act. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.

Item 5.01. Changes in Control of Registrant.

As a result of the issuance of the shares of Class B Preferred Stock to Mr. Friedman (described in Item 3.02 of this Current Report on Form 8-K), as of June 26, 2015, Mr. Friedman has the right to vote 51% of the total voting shares able to vote on any and all shareholder matters.  As a result, Mr. Freidman will exercise majority control in determining the outcome of all corporate transactions or other matters, including the election of directors. The interests of Mr. Friedman may differ from the interests of the other shareholders.

The information contained in Item 3.02 hereof is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 26, 2015, the Company filed with the Delaware Secretary of State the Amended and Restated Designation Preferences and Rights of Class B Preferred Stock (the “Certificate of Designation”). Pursuant to the Certificate of Designation, 1,000 shares constitute the Series B preferred stock. The Series B preferred stock and any accrued and unpaid dividends thereon shall, with respect to rights on liquidation, winding up and dissolution, rank senior to the Company’s issued and outstanding common stock and Series A preferred stock.

The Series B preferred stock has the right to vote in aggregate, on all shareholder matters equal to 51% of the total vote, no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future. The Series B preferred stock has a right to vote on all matters presented or submitted to the Company’s stockholders for approval in pari passu with the common stockholders, and not as a separate class. The holders of Series B preferred stock have the right to cast votes for each share of Series B preferred stock held of record on all matters submitted to a vote of common stockholders, including the election of directors. There is no right to cumulative voting in the election of directors. The holders of Series B preferred stock vote together with all other classes and series of common stock of the Company as a single class on all actions to be taken by the common stockholders except to the extent that voting as a separate class or series is required by law.

The above description of the Certificate of Designation is a summary only and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Designation Preferences and Rights of Class B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRITEK HOLDINGS, INC.

Date: July 1, 2015	By:	/s/ Justin Braune
Justin Braune Chief Executive Officer and President